Exhibit 10.5

INTERNET CAPITAL GROUP, INC.

DIRECTOR DEFERRED STOCK UNIT PROGRAM

(As amended and restated, effective as of January 1, 2009)

Internet Capital Group, Inc. (the “Company”) generally pays each non-management member of its Board of Directors (“Non-Management Director”) annual Board, and if applicable, Board committee, retainer fees (“Directors Fees”). The Internet Capital Group, Inc. Director Deferred Stock Unit Program (the “Program”) provides each Non-Management Director with the opportunity to defer receipt of all or any portion of his or her Directors Fees for a particular calendar year in exchange for stock units that will be credited to an account that is maintained by the Company on his or her behalf under the Program. Each stock unit credited to the account for a Non-Management Director will be converted to an equivalent number of shares of common stock of the Company when such Non-Management Director ceases to serve as a member of the Board of Directors of the Company. Non-Management Directors receive dividend equivalents on the stock units credited to their account under the Program until such stock units are converted to shares of common stock of the Company. The Company intends that the Program will be operated and maintained in accordance with the requirements of §409A of the Internal Revenue Code of 1986, as amended (the “Code”). The Program is hereby amended and restated, effective as of January 1, 2009, to incorporate the requirements of §409A of the Code and the corresponding final regulations issued thereunder. All stock units credited to the account of a Non-Management Director under the Program which have not been redeemed by December 31, 2008 shall be governed by the terms and conditions of the Program as set forth herein. Redemptions of stock units under the Program prior to January 1, 2009 are governed by the terms of the Plan as it existed prior to January 1, 2009 and are either grandfathered from the requirements of §409A of the Code or payable pursuant to a fixed schedule as required by, and in compliance with, §409A of the Code, with payments made between January 1, 2005 and December 31, 2008 that are subject to the requirements of §409A, the Program has been operated in accordance with transition relief established by the Treasury Department and Internal Revenue Service pursuant to §409A of the Code.

The following sets forth the terms and conditions of the Program, effective as of January 1, 2009. This document is intended to constitute the governing plan document for the Program and shall apply to all Deferral Fees credited to a Non-Management Director’s account as of January 1, 2009, as well as any Deferral Fees credited to a Non-Management Director’s account after January 1, 2009.

To elect to participate in the Program with respect to Directors Fees to be earned during a particular calendar year, a Non-Management Director must make an irrevocable election by filing a Deferral Election Form (the “Election Form”) with the Company prior to the January 1 of the calendar year for which the deferral applies to receive, in exchange for deferring the receipt of all or a portion of his or her Directors Fees to be earned in such calendar year to receive stock units, which are phantom rights that will be credited to an account (the “Account”) for the Non-Management Director’s benefit on the books of the Company. The stock units will be converted to shares of common stock of the Company when the Non-Management Director terminates service from the Board of Directors of the Company (the “Board”). The Account for each Non-Management Director shall consist of separate sub-accounts that will reflect the number of stock units that are credited for the Directors Fees that are deferred under the Program for a particular calendar year. The number of stock units that will be credited to the Non-Management Director’s Account for a particular calendar year will be equal to the Non-Management Director’s deferred Directors Fees divided by the “fair market value” of a share of the Company’s common stock (the “Stock”) as of the date on which the Directors Fees otherwise would have been paid. The stock units credited to the Non-Management Director’s Account are hereinafter referred to as the “Deferral Shares.” At all times, the Non-Management Director will be fully vested in the Deferral Shares credited to the Account for the Non-Management Director’s benefit under the Program. For purposes of the Program, “fair market value” will be defined as: if the Stock is publicly traded, then the fair market value per share shall be determined as follows: (x) if the principal trading market for the Stock is a national securities exchange, the last reported sale price thereof on the preceding date or, if there were no trades on that date, the latest preceding date upon which a sale was reported, or (y) if the Stock is not principally traded on a national securities exchange, the mean between the last reported “bid” and “asked” prices of a share on the preceding date, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or “bid” or “asked” quotations as set forth above, the fair market value per share shall be as determined in good faith by the Board; provided that, if the Stock is publicly traded, the Board may make such discretionary determinations where the shares have not been traded for 10 trading days.

At the time of the Non-Management Director’s election to defer, the Non-Management Director must designate in the Election Form the form in which the Deferral Shares credited to his or her Account will be paid for the relevant calendar year, which form may be in either a single sum distribution, or in substantially equal annual installments paid over a period of time, not to exceed five annual installments. Each calendar year a Non-Management Director may elect a different form of payment for the Directors Fees deferred under the Program for such calendar year. Unless otherwise provided in this Program, the Deferral Shares credited to the Non-Management Director’s Account will commence to be converted to an equivalent number of shares of Stock and distributed to the Non-Management Director in the form designated by the Non-Management Director in his or her Election Form as soon as administratively practicable following the date on which such Non-Management Director terminates service as a director on the Board, but within 30 days following such termination. If the Non-Management Director elected as the form of distribution annual installments, the first installment will be distributed to the Non-Management Director within 30 days following his or her termination of service as director on the Board and each subsequent installment shall be paid to such Non-Management Director within 30 days on each anniversary of such termination of service. The number of shares of Stock that will be distributed in each installment will be determined by taking the total number of Deferral Shares credited to the Non-Management Directors sub-account for such calendar year and dividing such by the number of annual installments selected by the Non-Management Director. If no form is selected, the Non-Management Director will be deemed to have selected single sum distribution.

A new Election Form must be completed each year for a Non-Management Director to defer Directors Fees to be earned in the following calendar year. A Non-Management Director’s execution of any Election Form shall constitute acknowledgement that all decisions and determinations by the Company will be final and binding on the Company, the Non-Management Director and any other persons having or claiming an interest hereunder. A Non-Management Director’s participation in the Program will automatically terminate on the date the Non-Management Director ceases to be a member of the Board of Directors of the Company and is no longer entitled to receive Directors Fees from the Company. Only Non-Management Directors may participate in the Program.

If the Company distributes a cash dividend to its stockholders, the Company will pay the Non-Management Director, at the same time that such cash dividend is paid to the Company’s stockholders, a cash payment that is equal in value to the amount of cash that would have been paid to the Non-Management Director as a dividend if he or she actually owned the shares of Stock represented by the Deferral Shares. Each cash payment shall be deemed as a separate payment for purposes of §409A of the Code.

Notwithstanding anything in this Program to the contrary, each Non-Management Director has a one-time opportunity to submit to the Company a Special Election Form to Change the Form of Distribution for Deferral Shares for Calendar Years Prior to 2009 (the “Special Election Form”) which changes the form of distribution of all Deferred Shares credited to his or her Account prior to January 1, 2009 to another form permitted under this Program. The Special Election Form must be returned to the designee of the Company no later than December 31, 2008.

Notwithstanding anything in this Program to the contrary or election as to form made by the Non-Management Director in his or her Election Form or Special Election Form, as applicable, if a Change of Control (as defined below) occurs prior to the date on which the Non-Management Director receives distribution of the Deferral Shares credited to his or her Account, all of the Deferral Shares credited to his or her Account shall be converted to an equivalent number of shares of Stock and distributed to the Non-Management Direct in a single sum upon the occurrence of the Change of Control. For purposes of this Program, Change of Control shall have the same meaning as such term is defined in the Company’s 2005 Omnibus Equity Compensation Plan; provided, however, that for purposes of this Program a Change of Control shall not be deemed to have occurred if the Change of Control does not constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company within the meaning of §409A of the Code and its corresponding regulations.

If a Non-Management Director experiences an “unforeseeable emergency,” the Non-Management Director may request a distribution of the Deferral Shares credited to his or her Account in such amount that is reasonably necessary to satisfy the emergency, plus an amount to pay any applicable taxes that are reasonably anticipated to result from the distribution. To be eligible for such distribution, the Non-Management Director must submit a written request to the Company for such distribution on account of an unforeseeable emergency and the Company will have to determine that the Non-Management Director has experienced an unforeseeable emergency. A distribution on account of a determination by the Company that the Non-Management Director has experienced an unforeseeable emergency will be made within 30 days following such determination. For purposes of this Program, “unforeseeable emergency” means a severe financial hardship to the Non-Management Director resulting from (i) an illness or accident of the Non-Management Director, the Non-Management Director’s spouse, the Non-Management Director’s beneficiary or the Non-Management Director’s eligible dependents; (ii) loss of the Non-Management Director’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance, for example, not as a result of a natural disaster); or (iii) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond Non-Management Director’s control, to the extent permitted under Treas. Reg. section §1.409A-3(i)(3)(i). Cash needs arising from foreseeable events such as the purchase of a house or education expenses for children are not considered to be the result of an unforeseeable emergency. Notwithstanding anything in this Program to the contrary, any payment under this paragraph will be subject to the rules under Treasury Regulation §1.409A-3(i)(3), and if the Non-Management Director receives a distribution of Stock in a calendar year by reason of an unforeseeable emergency, any election the Non-Management Director has made under this Program for the remaining portion of the year will be cancelled and the Non-Management Director will be prohibited from making an election under this Program for the next calendar year. With respect to any future calendar year, if the Non-Management Director desires to participate in the Program for such calendar year, the Non-Management Director must make a new deferral election in accordance with the procedures described in this Program prior to the relevant calendar year.

If the Non-Management Director dies before the Non-Management Director’s Account has been fully paid out, the beneficiary designated on the Non-Management Director’s Election Form will receive a distribution of a number of shares of Stock equal to the remaining Deferral Shares credited to the Non-Management Director’s Account as soon as administratively practicable after the Non-Management Director’s death, but within 60 days following such date. If the Non-Management Director’s beneficiary predeceases the Non-Management Director or if, for some reason, the Non-Management Director has not designated a beneficiary, the Non-Management Director’s Deferral Shares will be paid to the Non-Management Director’s surviving spouse, or, if none, the Non-Management Director’s estate.

To satisfy the Company’s obligations to issue shares of Stock under the Program, the Board will issue the shares under the Company’s 1999 Equity Compensation Plan, the Company’s 2005 Omnibus Equity Compensation Plan or such other equity compensation plan adopted by the Company, as determined by the Board, pursuant to grants under such plans for purposes of this Program.

Each Non-Management Director is solely responsible for all tax consequences that result from his or her participation in the Program.

This Program may be amended, suspended or terminated at any time by the Company; provided, however, that no amendment, suspension or termination will adversely affect a Non-Management Director’s rights, unless required to comply with applicable law, including §409A of the Code. If the Board terminates the Program, Participants shall be entitled to a distribution of their benefit under the Program if the termination is on account of a permitted distribution event under Treas. Reg. §1.409A-3(j)(4)(ix)(A), (B), (C) or (D) and the requirements, as applicable, of such regulations are met with respect to the termination of the Program and distribution of benefits hereunder.

The Program is intended to comply with the applicable requirements of §409A of the Code and its corresponding regulations and related guidance, and shall be administered in accordance with §409A of the Code to the extent §409A of the Code applies to the Program. Notwithstanding anything in the Program to the contrary, elections to defer Directors Fees under the Program, and distributions from the Program, may only be made in a manner and upon an event permitted by §409A of the Code. To the extent that any provision of the Program would cause a conflict with the requirements of §409A of the Code, or would cause the administration of the Program to fail to satisfy the requirements of §409A of the Code, such provision shall be deemed null and void to the extent permitted by applicable law. Other than on a valid Election Form or Special Election Form, in no event shall a Non-Management Director, directly or indirectly, designate the calendar year of payment. Each subaccount maintained for a Non-Management Director for a particular calendar year shall be deemed a separate account for purposes of §409A of the Code with respect to subaccounts for other calendar years.